UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 13, 2011 (January 11, 2011)

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

(949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 11, 2011, The Wet Seal, Inc. (the “Company”) issued a press release to announce the appointment of Susan P. McGalla (“Ms. McGalla”), as Chief Executive Officer of the Company, as of January 18, 2011 (the “Effective Date”), through August 8, 2014. Mr. Edmond S. Thomas will resign from his position as interim President and Chief Executive Officer as of the Effective Date but will remain employed by the Company until February 8, 2011 to assist in the transition process. Ms. McGalla will work remotely from Pittsburgh, Pennsylvania until her family residence is relocated to Southern California, which will occur by August 8, 2011.

Ms. McGalla, age 46, joins the Company after her 14-year tenure with American Eagle Outfitters, Inc. She most recently served as its president and chief merchandising officer, leading a portfolio of four brands reaching customers ranging across the children’s, teen and young contemporary demographic spaces. Ms. McGalla served in key roles throughout American Eagle Outfitters’ high-growth era, a period during which that company grew to nearly 1,100 stores and $3.0 billion in annual revenue.

General Terms of the Employment Agreement

Under the Employment Agreement, dated as of January 11, 2011, between the Company and Ms. McGalla (the “Employment Agreement”), Ms. McGalla is entitled to receive: (i) a base salary of eight hundred thousand dollars ($800,000) (“Base Salary”), which may be adjusted as provided in the Employment Agreement; (ii) an annual performance bonus to be paid in accordance with the Company’s incentive plan, with a target award of 100% of Base Salary, and a maximum incentive opportunity of up to 200% of Base Salary; (iii) an option to purchase one million two hundred thousand (1,200,000) shares of the Company’s Class A common stock (“Common Stock”), subject to time-based vesting restrictions (the “Option”); (iv) one million (1,000,000) shares of Common Stock, subject to performance-based and time-based vesting restrictions (the “Performance Shares”); and (v) five hundred thousand (500,000) shares of Common Stock, subject to time-based vesting restrictions (the “Restricted Shares” and together with the Option and the Performance Shares, the “Award Shares”).

Equity Grants

The Option will be granted on the Effective Date with a per share exercise price equal to the closing price of the Common Stock on the Effective Date. The Option will vest with respect to (i) three hundred sixty thousand (360,000) shares of Common Stock on each of the first, second and third anniversaries of the Effective Date and (ii) one hundred twenty thousand (120,000) shares of Common Stock on August 8, 2014 at the expiration of the term of the Employment Agreement; provided Ms. McGalla is employed with the Company as Chief Executive Officer on each of the foregoing dates.

All of the Performance Shares and all of the Restricted Shares will be granted on the Effective Date. The Performance Shares will vest in three tranches in the manner set forth in the following chart.

Number of Performance Shares within each Tranche	Time Based Vesting Date / Measurement Period	Share Appreciation Target to be Equaled or Exceeded/Share Allocation
Tranche 1: 333,333	1st anniversary of the Effective Date / from the Effective Date through the 3rd anniversary thereof	$4.60 per share
Tranche 2: 333,333	2nd anniversary of the Effective Date / from the 1st anniversary of the Effective Date through the 3rd anniversary thereof	$5.80 per share
Tranche 3: 333,334	3rd anniversary of the Effective Date / from the 2nd anniversary of the Effective Date through the 3rd anniversary thereof	$7.00 per share

The Share Appreciation Target will be deemed to have been met upon the attainment of the respective Share Appreciation Target as calculated, in each case, on the 30-day volume weighted average share price during the respective measurement period.

The Restricted Shares will vest with respect to (i) sixty-six thousand six hundred sixty-six (66,666) shares on each of the first, second and third anniversaries of the Effective Date and (ii) three hundred thousand two (300,002) shares on August 8, 2014 at the expiration of the term of the Employment Agreement; provided that Ms. McGalla is employed by the Company as Chief Executive Officer on the respective vesting dates.

The Option, the Performance Shares and the Restricted Shares shall be issued pursuant to, and subject to the terms and conditions of, The Wet Seal, Inc. Amended and Restated 2005 Stock Incentive Plan, as amended and/or restated from time to time, and the award agreements to be entered into between the Company and Ms. McGalla on the Effective Date. The Option, the Performance Shares and the Restricted Shares will not be freely tradeable at the time of grant.

Severance Benefits

Upon termination by the Company without Cause or by Ms. McGalla for Good Reason (each as defined in the Employment Agreement), Ms. McGalla will be entitled to receive (contingent on Ms. McGalla signing an effective release of claims against the Company (a “Release”)):

(i) the greater of (a) Ms. McGalla’s aggregate then current Base Salary for the remainder of the term of the Employment Agreement and (b) two (2) times Ms. McGalla’s then current Base Salary; in each case payable in twelve (12) equal monthly installments;

(ii) subject to mitigation, if Ms. McGalla makes a timely election to continue her medical coverage under COBRA, the Company will pay for coverage under COBRA for one (1) year following the date of termination;

(iii) the vesting of the unvested Restricted Shares and Option Shares that are scheduled to vest at the next vesting date, and the vesting of fifty percent (50%) of her remaining unvested Restricted Shares; and

(iv) the vesting of the unvested Performance Shares that are scheduled to vest at the next vesting date, and the vesting of fifty percent (50%) of her remaining unvested Performance Shares; provided in each case that the respective Share Appreciation Target is met prior to her date of termination.

In the event there is a Change of Control (as defined in the Employment Agreement), to the extent the consideration per share payable to the Company’s stockholders at the closing of the Change of Control transaction equals or exceeds one hundred twenty percent (120%) of the Share Appreciation Target of any tranche or tranches of Performance Shares, Ms. McGalla will be entitled to the vesting in full of such tranche or tranches of Performances Shares simultaneously with the closing of the Change of Control transaction. In the event that the consideration per share payable to the Company’s stockholders at the closing of the Change of Control transaction is less than one hundred twenty percent (120%) of the Share Appreciation Target of any tranche or tranches of Performance Shares, Ms. McGalla will only be entitled to the accelerated vesting of such tranche or tranches of Performance Shares in the case of termination by the Company without Cause, due to the Disability (as defined in the Employment Agreement) or death of Ms. McGalla, or by Ms. McGalla for Good Reason.

In the event there is a Change of Control and within one hundred eighty (180) days after the Change of Control, Ms. McGalla either terminates her employment for Good Reason or is terminated by the Company without Cause, Ms. McGalla will be entitled to receive (contingent on Ms. McGalla signing a Release):

(a) a payment equal to two (2) times the sum of (i) Ms. McGalla’s then current Base Salary, and (ii) Ms. McGalla’s Target Bonus for the fiscal year in which the date of termination occurs (prorated for the number of full calendar quarters Ms. McGalla was employed by the Company during the fiscal year in which she was terminated) (which payment will be made in twelve (12) equal monthly installments);

(b) subject to mitigation, if Ms. McGalla makes a timely election to continue her medical coverage under COBRA, the Company will pay for coverage under COBRA for one (1) year following the date of termination;

(c) the vesting of the unvested Restricted Shares that are scheduled to vest at the next vesting date, and the vesting of fifty percent (50%) of her remaining unvested Restricted Shares; provided, however, that if the consideration payable to the Company’s stockholders at the closing of the Change of Control transaction equals or exceeds $5.50 per share, Ms. McGalla will be entitled to the vesting in full of her then unvested Restricted Shares; and

(d) the greater of (a) the vesting in full of Ms. McGalla’s then unvested Option Shares that are scheduled to vest at the next vesting date, and (b) (i) if the consideration per share payable to the Company’s stockholders at the closing of the Change of Control transaction equals or exceeds $5.52, the vesting of thirty-three and one-third percent (33 1/3%) of all the remaining unvested Option Shares, (ii) if the consideration per share payable to the Company’s stockholders at the closing of the Change of Control transaction equals or exceeds $6.96, the vesting of sixty-six and two-thirds percent (66 2/3%) of all the remaining unvested Option Shares, and (iii) if the consideration per share payable to the Company’s stockholders at the closing of the Change of Control transaction equals or exceeds $8.40, the vesting of all the remaining unvested Option Shares.

Upon termination by the Company due to the Disability of Ms. McGalla or due to her death, Ms. McGalla will be entitled to receive:

(a) compensation and payment for any unreimbursed expenses incurred, her accrued but unpaid then current Base Salary and other accrued but unpaid employee benefits, in each case through the date of termination;

(b) Ms. McGalla’s Target Bonus for the fiscal year in which the date of termination occurs, which shall be prorated for the number of full calendar quarters Ms. McGalla was employed by the Company during the fiscal year in which she was terminated;

(c) subject to mitigation, if Ms. McGalla’s employment is terminated due to Disability and Ms. McGalla makes a timely election to continue her medical coverage under COBRA, the Company will pay for coverage under COBRA for one (1) year following the date of termination;

(d) the vesting in full of her then unvested Restricted Shares and Option Shares that would have vested at the next vesting date, and the vesting of fifty percent (50%) of her remaining unvested Restricted Shares; and

(e) the vesting in full of her then unvested Performance Shares that would have vested at the next vesting date, and the vesting of fifty percent (50%) of her remaining unvested Performance

Shares; provided in each case that the respective Share Appreciation Target is achieved prior to her date of termination.

Upon termination of Ms. McGalla’s employment by the Company for Cause, Ms. McGalla will be entitled to receive compensation and payment for any unreimbursed expenses incurred, her accrued but unpaid Base Salary and other accrued but unpaid employee benefits, in each case through the date of termination. Ms. McGalla has a thirty (30) day cure period for any breach of any covenant set forth in the Employment Agreement.

Additional Benefits

Ms. McGalla will be entitled to participate in all employee benefit plans or programs of the Company, generally available to any of its senior level executive employees. The Company will provide Ms. McGalla with a monthly allowance of one thousand six hundred dollars ($1,600) for all of her automobile expenses, including lease payments, customary insurance coverage and all maintenance costs, such as gasoline, repairs and service for Ms. McGalla’s automobile.

Ms. McGalla will be eligible to receive a relocation allowance of eighty-five thousand dollars ($85,000) for expenses related to her relocation to California. In addition, Ms. McGalla shall be entitled to reimbursement for reasonable business class air travel and lodging expenses for her, her immediate family and a caregiver, and, if needed, temporary housing expense reimbursement for the months of August, September and October, 2011, not to exceed twelve thousand five hundred dollars ($12,500) per month.

*        *         *

The foregoing is a summary of the terms of the Employment Agreement and is qualified in its entirety by (i) the Employment Agreement, filed herewith as Exhibit 10.1; (ii) the form of the Stock Option Agreement to be entered into between the Company and Ms. McGalla on the Effective Date, filed herewith as Exhibit 10.2; and (iii) the form of the Performance Share and Restricted Share Award Agreement to be entered into between the Company and Ms. McGalla on the Effective Date, filed herewith as Exhibit 10.3. A copy of the press release appears as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Shell Company Transactions.

Not Applicable.

(d) Exhibits.

10.1	Employment Agreement, dated as of January 11, 2011, entered into between the Company and Ms. McGalla

10.2	Form of the Stock Option Agreement to be entered into between the Company and Ms. McGalla on the Effective Date

10.3	Form of the Performance Share and Restricted Share Award Agreement to be entered into between the Company and Ms. McGalla on the Effective Date

99.1	Press release, dated January 11, 2011, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: January 13, 2011	By:	/s/ Steven H. Benrubi
Name: Steven H. Benrubi
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement, dated as of January 11, 2011, entered into between the Company and Ms. McGalla

10.2	Form of the Stock Option Agreement to be entered into between the Company and Ms. McGalla on the Effective Date

10.3	Form of the Performance Share and Restricted Share Award Agreement to be entered into between the Company and Ms. McGalla on the Effective Date

99.1	Press release, dated January 11, 2011, issued by the Company